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                 Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Employee Stock Purchase Plan, as amended, of our report dated January 20, 1997, with respect to the consolidated financial statements of ADFlex Solutions, Inc. incorporated by reference, and of our report dated January 20, 1997, with respect to the schedule included, in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Phoenix, Arizona
July 7, 1997